Exhibit 10.69.1

UNIFIED GROCERS, INC.

FIRST AMENDMENT

TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 12, 2010 and entered into by and among Unified Grocers, Inc., a California corporation (“Borrower”), the financial institutions listed on the signature pages hereof (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of October 8, 2010 (the “Credit Agreement”), by and among Borrower, Lenders, Union Bank, N.A., as syndication agent for Lenders, Bank of America, N.A., Bank of Montreal and Fifth Third Bank as co-documentation agents for Lenders, and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to change the method for rounding LIBOR quotations from rounding up to the nearest 1/16th of one percent to rounding up to the nearest 1/100th of one percent, as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENT TO THE CREDIT AGREEMENT

1.1 Amendment to Section 1: Definitions

A. Subsection 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Eurodollar Rate” appearing therein in its entirety as follows:

        “ ‘Eurodollar Rate’ means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (A) the rate per annum (rounded upward to the nearest 1/100th of one percent) that appears on Reuters Screen LIBOR01 Page (or such other comparable page as may, in the opinion of Administrative Agent, replace such page for the purpose of displaying such rate) as the interbank offered rate for Dollar deposits with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date or (B) if such rate is not available at such time for any reason, the arithmetic average (rounded upward to the nearest 1/100th of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market by Wells Fargo for Dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of Wells Fargo for which the Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated

maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).”

Section 2. BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Borrower has full right and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by Borrower.

C. No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Subsidiary Guarantor or any provision of the Organizational Documents of the Borrower or any Subsidiary Guarantor in any material respect, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary Guarantor or any of its Property, in each case where such contravention or default, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary Guarantor other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

D. Governmental Consents. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution and delivery by Borrower of this Amendment or the performance by Borrower of the Amended Agreement, except for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect.

E. Binding Obligation. This Amendment has been duly authorized, executed and delivered by Borrower and this Amendment and the Amended Agreement are the valid and binding obligations of the Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 3. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

1. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

2. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each of Borrower, Administrative Agent, each of the Lenders and each of the Loan Parties and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

        Section 4. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor listed on the signature pages hereof (“Guarantors”) hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER: UNIFIED GROCERS, INC.

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

ADMINISTRATIVE AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ David W. Shaw
Name:	David W. Shaw
Title:	Vice President

UNION BANK, N.A., individually and as Syndication Agent

By:	/s/ Cary Moore
Name:	Cary Moore
Title:	Senior Vice President

BANK OF AMERICA, N.A., individually and as Co-Documentation Agent

By:	/s/ Matthew Koeing
Name:	Matthew Koeing
Title:	Senior Vice President

Signature Page to Amendment

BANK OF MONTREAL, individually and as Co-Documentation Agent

By:	/s/ C. Scott Place
Name:	C. Scott Place
Title:	Director

FIFTH THIRD BANK, individually and as Co-Documentation Agent

By:	/s/ Michael R. Zaksheske
Name:	Michael R. Zaksheske
Title:	Vice President

COBANK, ACB, as a Lender

By:	/s/ Hal Nelson
Name:	Hal Nelson
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robin L. Arriola
Name:	Robin L. Arriola
Title:	Vice President

BANK OF THE WEST, as a Lender

By:	/s/ Karen Ryan
Name:	Karen Ryan
Title:	Vice President

Signature Page to Amendment

Solely as to Section 4 hereof. GUARANTORS: CROWN GROCERS, INC.

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

MARKET CENTRE

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President of Finance

Signature Page to Amendment